UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2017

ICHOR HOLDINGS, LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-37961	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3185 Laurelview Ct.

Fremont, California 94538

(Address of principal executive offices, including Zip Code)

(510) 897-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 5.02 Departure of Directors or Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On November 13, 2017, Ichor Holdings, Ltd. (the “Company”) announced the hiring of Jeffrey S. Andreson as Chief Financial Officer. Mr. Andreson is expected to commence employment with the Company on December 6, 2017.

Mr. Andreson, 56, joins Ichor from Nanometrics Incorporated, where he has served as Chief Financial Officer since September 2014. Previously, Mr. Andreson was Executive Vice President, Finance and Administration, Chief Financial Officer, Treasurer and Secretary of Intevac, Inc. from August 2007 to September 2014. From June to August 2007, Mr. Andreson held the position of Executive Vice President, Finance at Intevac. Prior to joining Intevac, Mr. Andreson spent 12 years with Applied Materials in various controllership positions within the company, most recently as Managing Director, Controller of the $2-billion Applied Global Services product group. From 1989 through 1995, Mr. Andreson held various financial management roles at Measurex Corporation. Mr. Andreson holds an M.B.A. from Santa Clara University and a B.S. in Finance from San Jose State University.

The Company’s wholly-owned subsidiary, Ichor Systems, Inc., and Mr. Andreson have entered into an “at will” employment offer letter, effective November 10, 2017. Pursuant to the offer letter, Mr. Andreson will be (i) paid an annual base salary of $360,000, (ii) paid a one-time sign on bonus of $200,000, payable in the first quarter of 2018, subject to certain conditions, (iii) eligible to earn an annual cash bonus targeted at 65% of his base salary, (iv) granted restricted stock units representing 24,000 ordinary shares and stock options to acquire 54,000 ordinary shares and (v) eligible to participate in health and welfare benefit programs offered to other Company employees. In addition, the offer letter provides that if Mr. Andreson’s employment is terminated without “cause” within twelve months of a “change of control,” he will be entitled to receive a severance payment equal to twelve months of his base salary.

There are no family relationships between Mr. Andreson and any director, executive officer or nominees thereof of the Company. There are no related party transactions between the Company and Mr. Andreson that would require disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

The above summary of Mr. Andreson’s employment offer letter does not purport to be complete and is qualified in its entirety by the employment offer letter, a copy of which will be filed with the Company’s Annual Report on Form 10-K for fiscal year 2017.

A copy of the press release announcing Mr. Andreson’s appointment as Chief Financial Officer is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

99.1	Press Release, dated November 13, 2017, announcing the appointment of Jeffrey S. Andreson as Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ICHOR HOLDINGS, LTD.

/s/ Maurice Carson
Date: November 14, 2017	Name:	Maurice Carson
	Title:	President and Chief Financial Officer